Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                 ARCTIC CAT INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                                41-1443470
    (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                     identification no.)

         601 BROOKS AVENUE SOUTH, THIEF RIVER FALLS, MINNESOTA       56701
                (Address of principal executive offices)          (Zip code)

                         ARCTIC CAT INC. 2002 STOCK PLAN
                            (Full title of the plan)

                                                        COPY TO:
          Christopher A. Twomey                       John R. Houston
             Arctic Cat Inc.              Robins, Kaplan, Miller & Ciresi L.L.P.
         601 Brooks Avenue South                    2800 LaSalle Plaza
       Thief River Falls, MN 56701                  800 LaSalle Avenue
                                               Minneapolis, Minnesota  55402
 (Name and address of agent for service)            Tel: (612) 349-8500


                                 (218) 681-8558
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================== ==================== ====================== ===================== =====================

                                                                      PROPOSED
     TITLE OF                                PROPOSED MAXIMUM         MAXIMUM
 SECURITIES TO BE          AMOUNT             OFFERING PRICE          AGGREGATE             AMOUNT OF
    REGISTERED        TO BE REGISTERED          PER SHARE           OFFERING PRICE       REGISTRATION FEE
-------------------- -------------------- ---------------------- --------------------- ---------------------
Common Stock,         1,340,000 shares         $14.515(1)            $19,450,100              $2,161
$0.01 par value         260,000 shares          $15.50(2)            $ 4,030,000
                        --------------                               ===========
                      1,600,000 shares                               $23,480,100
                      ================
-------------------- -------------------- ---------------------- --------------------- ---------------------

(1) Pursuant to Rules 457(c) and 457(h)(1), the per share price with respect to an aggregate of 1,340,000 shares is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on September 3, 2002 as reported on The Nasdaq National Market.

(2) Pursuant to Rule 457(h)(1), the per share price with respect to an aggregate of 260,000 shares is based on the exercise price of outstanding options.
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                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Arctic Cat Inc. (the "Registrant") with the Securities and Exchange Commission and are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

(b) The Registrant's Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002; and

(c) The description of the Registrant's capital stock contained under the heading "Item 1. Description of Registrant's Securities to Be Registered" in the Registrant's Registration Statement on Form 8-A, dated May 21, 1990, and as amended by the Registrant's Registration Statement on Form 8-A, dated September 20, 2001.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, settlements and reasonable expenses, if such person:


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          (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (b) acted in good faith;

         (c) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director;

         (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (e) in the case of acts or omissions occurring in the person's performance in the official capacity as a director or, for a person not a director, in the official capacity as an officer, member of a committee of a board or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant.

         In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Registrant's Articles of Incorporation and Bylaws provide for indemnification of officers, directors and employees to the fullest extent provided by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the Common Stock of the Registrant (filed electronically herewith).

23.1        Consent of Grant Thornton LLP (filed electronically herewith).


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23.2        Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
            Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

99.1        The Registrant's 2002 Stock Plan (filed electronically herewith).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thief River Falls, State of Minnesota on September 6, 2002.

                                       ARCTIC CAT INC.

                                       By:     /s/ Christopher A. Twomey
                                           -------------------------------------
                                           Christopher A. Twomey
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Arctic Cat Inc. hereby constitute and appoint Christopher A. Twomey and Timothy C. Delmore, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                                           DATE
/s/ Christopher A. Twomey       President and Chief Executive Officer           September 6, 2002
----------------------------    (Principal Executive Officer) and Director
Christopher A. Twomey

/s/ Timothy C. Delmore          Chief Financial Officer (Principal Financial    September 6, 2002
----------------------------    and Accounting Officer) and Secretary
Timothy C. Delmore

/s/ Robert J. Dondelinger       Director                                        September 6, 2002
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Robert J. Dondelinger

/s/ William I. Hagen            Director                                        September 6, 2002
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William I. Hagen

/s/ John C. Heinmiller          Director                                        September 6, 2002
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John C. Heinmiller

                                Director                                        September 6, 2002
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William G. Ness

/s/ Gregg A. Ostrander          Director                                        September 6, 2002
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Gregg A. Ostrander

/s/ Kenneth J. Roering          Director                                        September 6, 2002
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Kenneth J. Roering

                                Director                                        September 6, 2002
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Katsumi Takata


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